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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The St. Paul Companies, Inc.:

        We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 33-15392, No. 33-23446, No. 33-23948, No. 33-24220, No. 33-24575, No. 33-26923, No. 33-49273, No. 33-56987, No. 333-01065, No. 333-22329, No. 333-25203, No. 333-28915, No. 333-48121, No. 333-50941, No. 333-50943, No. 333-67983, No. 333-63114, No. 333-63118, No. 333-65726 and No. 333-65728), and Form S-3 (SEC File No. 333-73848, No. 333-73848-01 and No. 333-44122) of The St. Paul Companies, Inc. and the related prospectuses of our report dated January 23, 2002, with respect to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the Current Report on Form 8-K of The St. Paul Companies, Inc. dated March 5, 2002. Our report refers to changes in the Company's methods of accounting for derivative instruments and hedging activities and insurance-related assessments.

Minneapolis, Minnesota March 5, 2002	/s/ KPMG LLP KPMG LLP

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  EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS